===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          TRANSOCEAN SEDCO FOREX INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

[LETTERHEAD OF TRANSOCEAN SEDCO FOREX INC.]

                                March 31, 2000

Dear Shareholder:

  The 2000 annual general meeting of Transocean Sedco Forex Inc. will be held on Thursday, May 11, 2000 at 9:00 a.m., at the Renaissance Houston Hotel,
6 Greenway Plaza East, Houston, Texas. The Secretary's notice of annual general meeting, the proxy statement and a proxy card are enclosed and describe the matters to be acted upon at the meeting.

  It is important that your shares be represented and voted at the meeting. Please read the enclosed notice of annual general meeting and proxy statement and date, sign and promptly return the proxy card in the enclosed self-addressed envelope.

Sincerely,


/s/ Victor E. Grijalva                    /s/ J. Michael Talbert
Victor E. Grijalva                        J. Michael Talbert
Chairman of the Board                     President and Chief Executive
                                          Officer

  This proxy statement and the accompanying proxy card are dated March 31, 2000 and are first being mailed on or about April 7, 2000 to record shareholders as of March 29, 2000.

        NOTICE OF ANNUAL GENERAL MEETING OF TRANSOCEAN SEDCO FOREX INC.
                            To Be Held May 11, 2000

  The annual general meeting of Transocean Sedco Forex Inc., a Cayman Islands exempted company limited by shares, will be held at the Renaissance Houston Hotel, 6 Greenway Plaza East, Houston, Texas at 9:00 a.m., Houston time, on Thursday, May 11, 2000 for the following purposes:

  1. To reelect four directors as members of our board of directors to serve until the 2003 annual general meeting and until their respective successors have been duly elected and qualified.

  2. To transact such other business as may properly be brought before the meeting.

  This constitutes notice of the meeting as required by Cayman Islands law and our articles of association.

  Only record holders of ordinary shares at the close of business on March 29, 2000 will be entitled to notice of, and to vote at, the meeting.

  The meeting may generally be adjourned from time to time without advance notice other than announcement at the meeting, or any adjournment thereof, and any and all business for which the meeting is hereby noticed may be transacted at any such adjournment.

                                          By order of the Board of Directors,

                                      [SIGNATURE OF ERIC B. BROWN APPEARS HERE]
                                          Eric B. Brown
                                          Secretary

Houston, Texas
March 31, 2000

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                            YOUR VOTE IS IMPORTANT

   Please complete, sign and promptly return your proxy card in the enclosed return envelope.

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

                                PROXY STATEMENT
           For Annual General Meeting Of Transocean Sedco Forex Inc.
                                 MAY 11, 2000

  This proxy statement is furnished in connection with the solicitation of proxies by Transocean Sedco Forex Inc., on behalf of our board of directors, to be voted at our annual general meeting to be held on Thursday, May 11, 2000 at 9:00 a.m., at the Renaissance Houston Hotel, 6 Greenway Plaza East, Houston, Texas.

Proposals

  At the annual general meeting, shareholders will be asked to vote upon the following:

  . A proposal to reelect each of the four nominees as directors to serve three-year terms. These directors will be members of a class of directors that will serve until the 2003 annual general meeting and until their respective successors have been duly elected and qualified.

  . Any other matters that may properly come before the meeting.

  We know of no other matters that are likely to be brought before the annual general meeting.

Quorum

  The presence, in person or by proxy, of shareholders holding a majority of our outstanding ordinary shares will constitute a quorum. Abstentions and "broker non-votes" will be counted as present for purposes of determining whether there is a quorum at the meeting.

Record Date

  Only shareholders of record at the close of business on March 29, 2000 are entitled to notice of and to vote, or to grant proxies to vote, at the meeting.

Votes Required

  Approval of the proposal to reelect the four nominees as directors requires the affirmative vote of a plurality of the votes cast. Abstentions and "broker non-votes" will not be counted in that vote.

  As of the record date for the meeting, there were 210,381,811 ordinary shares outstanding and entitled to notice of and to vote at the meeting. Holders of ordinary shares on the record date are entitled to one vote for each share held.

Proxies

  A proxy card is being sent to each shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposal to reelect each of the four nominees for director by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. We may accept your proxy by any form of communication permitted by Cayman Islands law and our articles of association. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

  If you have timely submitted a properly executed proxy card and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not clearly indicated your votes, your shares will be voted "FOR" the proposal to reelect each of the four nominees for director.

  If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have the discretion to vote on these matters in accordance with their best judgment. Proxies voted against the proposal to reelect each of the four nominees as directors will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional proxies.

  You may revoke your proxy card at any time prior to its exercise by:

  . giving written notice of the revocation to our Secretary;

  . appearing at the meeting, notifying our Secretary and voting in person;
    or

  . properly completing and executing a later-dated proxy and delivering it to our Secretary at or before the meeting.

  Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Solicitation of Proxies

  The accompanying proxy is being solicited on behalf of the board of directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained D.F. King & Co., Inc. for a fee of $6,000, plus expenses, to aid in the solicitation of proxies. Proxies also may be solicited by personal interview, telephone and telegram by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of ordinary shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

                             ELECTION OF DIRECTORS

  Our articles of association divide our board of directors into three classes: Class I, Class II and Class III. Four Class I directors are to be elected at our 2000 annual general meeting to serve for three-year terms.

  The board has nominated for reelection as Class I directors Victor E. Grijalva, Arthur Lindenauer, Kristian Siem and J. Michael Talbert. If any of the nominees become unavailable for any reason, which we do not anticipate, the board of directors in its discretion may designate a substitute nominee. If you have submitted an executed proxy card, your vote will be cast for the substitute nominee unless contrary instructions are given in the proxy.

  The board of directors recommends a vote "FOR" the reelection of Victor E. Grijalva, Arthur Lindenauer, Kristian Siem and J. Michael Talbert as Class I directors.

Nominees for Director -- Class I -- Terms Expiring 2003

  VICTOR E. GRIJALVA, age 61, has served as Chairman of our board of directors since our merger with Sedco Forex Holdings Limited described below. He has been Vice Chairman of Schlumberger Limited since April 1998. Before serving as Vice Chairman, he served as Executive Vice President of Schlumberger's Oilfield Services division from 1994 to April 1998 and as Executive Vice President of Schlumberger's Wireline, Testing & Anadrill division from 1992 to 1994.

  ARTHUR LINDENAUER, age 62, is Chairman of Schlumberger Technology Corporation, Schlumberger's principal U.S. subsidiary. He previously served as Executive Vice President-Finance and Chief Financial Officer of Schlumberger from January 1980 to December 1998. Mr. Lindenauer was a partner with the accounting firm of Price Waterhouse from 1972 to 1980. Mr. Lindenauer has served as one of our directors since the Sedco Forex merger. Mr. Lindenauer is also a director of the New York Chapter of the Cystic Fibrosis Foundation and a Trustee of the American University in Cairo.

  KRISTIAN SIEM, age 51, is Chairman and Chief Executive Officer of Siem Industries, Inc., an industrial holding company that owns offshore oil and gas drilling and subsea construction services businesses through subsidiaries in Bermuda, the U.K., Norway and the U.S. Mr. Siem has served as one of our directors since September 1996. Mr. Siem is also a director of DSND ASA, Ivar Holding ASA and Four Seasons Capital A.B. During the past five years, Mr. Siem has served as an executive officer with Siem Industries, Inc., as Chairman of Wilrig AS and Transocean ASA, which subsequently combined with us, and on the boards of Norwegian Cruise Line, Lambert, Fenchurch Group Holdings plc and Oslo Reinsurance ASA. He was also a member of the board of directors of Saga Petroleum ASA until its merger with Norsk Hydro in September 1999.

  J. MICHAEL TALBERT, age 53, has served as the Chief Executive Officer and a member of our board of directors since August 1994. Mr. Talbert also served as Chairman of our board of directors from August 1994 until the time of the Sedco Forex merger, at which time he assumed the additional position as President. Mr. Talbert is also a director of Equitable Resources, Inc. Prior to assuming his duties with us, Mr. Talbert was President and Chief Executive Officer of Lone Star Gas Company, a natural gas distribution company and a division of Ensearch Corporation.

Continuing Directors -- Class II -- Terms Expiring 2001

  RICHARD D. KINDER, age 55, is Chairman of the Board and Chief Executive Officer of both Kinder Morgan, Inc. and Kinder Morgan Energy Partners L.P., which own and operate diversified energy assets. During the past five years prior to assuming his present position, Mr. Kinder served as President and Chief Operating Officer of Enron Corp. He has served as one of our directors since November 1994. Mr. Kinder is also a director of Baker Hughes Incorporated.

  MARTIN B. McNAMARA, age 52, is Partner-in-Charge of the Dallas, Texas, office of the law firm of Gibson, Dunn & Crutcher and a member of the firm's finance and compensation committees. He has served as one of our directors since November 1994. During the past five years, Mr. McNamara has been in the private practice of law.

  ALAIN ROGER, age 68, is a retired executive officer of Schlumberger. He served as Executive Vice President of Health, Safety and Environment for Schlumberger from October 1993 to December 1995. He served as Executive Vice President of Drilling and Pumping for Schlumberger from July 1991 to September 1993, as President of Sedco Forex from 1985 to 1991 and as President of Forex Neptune from 1976 to 1984. Mr. Roger has served as one of our directors since the Sedco Forex merger. Mr. Roger also served as Chairman of the International Association of Drilling Contractors (I.A.D.C.) in 1991.

Continuing Directors -- Class III -- Terms Expiring 2002

  RONALD L. KUEHN, JR., age 64, is Chairman of the Board of El Paso Energy Corporation, a diversified natural gas company. He has served as one of our directors since 1975. Mr. Kuehn is also a Director of AmSouth Bancorporation, The Dun & Bradstreet Corporation, Praxair, Inc., Protective Life Corporation and Union Carbide Corporation, and is a member of the Board of Trustees of Tuskegee University. During the past five years, Mr. Kuehn has served as Chairman and Chief Executive Officer of Sonat Inc.

  ROBERTO MONTI, age 60, has served as the Executive Vice President of Exploration and Production for Repsol YPF since July 1999. He was the President and Chief Executive Officer of YPF Sociedad Anonima from September 1995 to June 1999 prior to its acquisition by Repsol. From October 1993 to July 1995, he served as President of Dowell, a division of Schlumberger. Mr. Monti has served as one of our directors since the Sedco Forex merger.

  IAN C. STRACHAN, age 56, is Deputy Chairman of Invensys plc and will serve in such capacity until March 31, 2000. He served as Chief Executive Officer from January 1996 and Executive Director from May 1995 of BTR plc until its merger with Siebe plc in 1999, when it changed its name to Invensys plc. From 1987 until 1995, Mr. Strachan was with Rio Tinto plc, serving as Chief Financial Officer and Executive Director from 1989 until 1991 and as Deputy Chief Executive Officer and Executive Director from 1991 until 1995. Mr. Strachan has served as one of our directors since the Sedco Forex merger.

Merger with Sedco Forex and Designation of Board and Committee Members

  On December 31, 1999, we completed a merger with Sedco Forex Holdings Limited, the former offshore contract drilling business of Schlumberger Limited. The merger followed the spin-off of Sedco Forex to Schlumberger stockholders on December 30, 1999. As a result of the merger, Schlumberger stockholders exchanged all of the Sedco Forex shares distributed to them by Schlumberger in the Sedco Forex spin-off for our ordinary shares, and Sedco Forex became our wholly owned subsidiary. Effective upon the merger, we changed our name from "Transocean Offshore Inc." to "Transocean Sedco Forex Inc."

  Each of our directors was designated to serve on the board pursuant to the merger agreement. Messrs. Kinder, Kuehn, McNamara, Siem and Talbert were designated by Transocean's board of directors in consultation with Schlumberger. Messrs. Grijalva, Lindenauer, Monti, Roger and Strachan were designated by Schlumberger's board of directors in consultation with Transocean. The committee chairmen of the Executive Compensation and the Finance and Benefits Committees were Transocean board designees, and the committee chairmen of the Audit and Corporate Governance Committees were Schlumberger designees. The other members of those committees were selected in a manner that resulted in an equal number of Transocean and Schlumberger designees.

  In the merger agreement, we agreed to use all reasonable efforts to maintain the above allocations and appointments for a period of three years after completion of the merger. We also agreed not to nominate or fail to nominate any person contrary to the above allocations, subject to the fiduciary duties of our board of directors. We also agreed that if a director dies, resigns or is removed from the board prior to the expiration of the three-year period following the merger, the remaining Transocean designees, if the director was a director designated by Transocean, or Schlumberger designees, if the director was a director designated by Schlumberger, on the board will nominate a replacement for action by the full board. We have also agreed to nominate Mr. Grijalva to our board of directors to serve as Chairman until his 65th birthday, at which time he will tender his resignation for action by the board of directors.

Board Meetings and Committees

  During 1999, the board of directors held three regular meetings and four special meetings. Each of our directors attended at least 87% of the meetings, including committee meetings.

  The board has standing audit, executive compensation, finance and benefits and corporate governance committees. In addition, the board may from time to time form special committees to consider particular matters that arise.

  Audit Committee. The audit committee reviews and reports to the board the scope and results of audits by our outside auditor and our internal auditing staff. It also reviews with the outside auditor the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies. The audit committee also recommends to the board of directors a firm of certified public accountants to serve as our outside auditor, reviews the audit and other professional services rendered by the outside auditor and periodically reviews the independence of the outside auditor. The current members of the audit committee are Mr. Lindenauer, Chairman, and Messrs. McNamara, Siem and Strachan. The audit committee met three times during 1999.

  The rules of the New York Stock Exchange, Inc. restrict directors that have relationships with the company that may interfere with the exercise of their independence from management and the company from serving on the audit committee. These relationships include employment by a predecessor or former parent company. Mr. Lindenauer is the former Chief Financial Officer of Schlumberger and currently serves as Chairman of Schlumberger Technology Corporation, Schlumberger's principal U.S. subsidiary. In light of the Sedco Forex merger, Mr. Lindenauer could be deemed to be an employee of a predecessor or former parent company.

  The NYSE rules provide that a director with such relationships may, under certain circumstances, be appointed to the audit committee if the company's board of directors determines in its business judgment that membership on the committee by the individual is required by the best interests of the company and its shareholders. Accordingly, at a meeting of the board of directors held on February 11, 2000, the board determined that, in light of Mr. Lindenauer's significant financial experience and expertise, his membership on the audit committee is required by the best interests of our company and our shareholders.

  Executive Compensation Committee. The executive compensation committee reviews and approves the compensation of our officers, administers our executive compensation programs and makes awards under the Long-Term Incentive Plan and the Performance Award and Cash Bonus Plan. The current members of the executive compensation committee are Mr. Kuehn, Chairman, and Messrs. Kinder, Monti and Roger. The executive compensation committee met three times during 1999.

  Finance and Benefits Committee. The finance and benefits committee approves our long-term financial policies and annual financial plans, significant capital expenditures, insurance programs and investment policies. It also makes recommendations to the board concerning dividend policy, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the finance and benefits committee approves the creation, termination and amendment of our employee benefit programs and periodically reviews the status of these programs and the performance of the managers of the funded programs. The current members of the finance and benefits committee are Mr. Siem, Chairman, and Messrs. Kinder, Lindenauer and Strachan. The finance and benefits committee met three times during 1999.

  Corporate Governance Committee. The corporate governance committee makes recommendations to the board with respect to the selection and compensation of the board, how the board functions and how the board should interact with shareholders and management. It reviews the qualifications of potential candidates for the board of directors, evaluates the performance of incumbent directors and recommends to the board nominees to be elected at the annual meeting of shareholders. The current members of the corporate governance committee are Mr. Grijalva, Chairman, and Messrs. Kuehn, McNamara and Monti. The corporate governance committee met five times during 1999.

  The corporate governance committee will consider nominees for director recommended by shareholders. Please submit your recommendations in writing, along with a resume of the nominee's qualifications and business experience and a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director. Submit nominations to Eric B. Brown, Secretary, Transocean Sedco Forex Inc.,
4 Greenway Plaza, Houston, Texas 77046.

Compensation of Directors

  Fees and Retainers. Our employees receive no extra pay for serving as directors. Each director who is not one of our officers or employees receives an annual retainer of $34,000. A committee chairman receives an additional $5,000 annual retainer. Non-employee directors also receive a fee of $2,000 for each board meeting and $1,500 for each board committee meeting attended, plus incurred expenses where appropriate. Directors are eligible to participate in our deferred compensation plan. The director may defer any fees or retainer by investing those amounts in Transocean Sedco Forex ordinary share equivalents or in other investments selected by the administrative committee.

  Stock Options/Stock Appreciation Rights. When elected, each outside director is granted an option to purchase 4,000 ordinary shares at the fair market value of those shares on the date of grant. Following the initial grant, if the outside director remains in office, the director is granted an additional option to purchase 4,000 ordinary shares after each annual general meeting at the fair market value of those shares on the date of grant. For tax reasons, directors residing in Norway may receive share appreciation rights, commonly referred to as SARs, instead of options. Mr. Fridtjof Lorentzen, one of our directors up to the merger, received SARs in lieu of options in 1999.

  Each stock option and SAR has a ten-year term and becomes exercisable in equal annual installments on the first, second and third anniversaries of the date of grant assuming continued service on the board. In the event of an outside director's retirement in accordance with the board's retirement policy or his earlier death or disability, or in the event of a change of control of our company as described under "--Compensation Upon Change of Control," options and SARs will become immediately exercisable and will remain exercisable for the remainder of their ten-year term. Options and SARs will terminate 60 days after an outside director leaves the board for any other reason. However, if that person ceases to be a director for our convenience, as determined by the board, the board may at its discretion accelerate the exercisability of those options and SARs.

  We have reserved an aggregate of 400,000 ordinary shares for issuance to outside directors under our Long-Term Incentive Plan, of which 223,698 remained available for grant as of March 1, 2000. The provisions of the Long-Term Incentive Plan relating to grants to outside directors will terminate on May 1, 2003, unless terminated earlier by the board.

                      SECURITY OWNERSHIP OF 5% BENEFICIAL
                             OWNERS AND MANAGEMENT

  The table below shows how many ordinary shares each of our directors and nominees, each of the executive officers named in the summary compensation section below and all directors and executive officers as a group owned as of January 31, 2000. As of March 1, 2000, we were aware of no owners of 5% or more of our ordinary shares.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                               Shares Owned
Name of Beneficial Owner                                    Beneficially(1)(2)
------------------------                                    ------------------
Jean P. Cahuzac............................................        97,114
Jon C. Cole(3).............................................       238,546
Victor E. Grijalva.........................................        25,147
W. Dennis Heagney(3)(4)....................................       200,952
Richard D. Kinder..........................................        41,672
Ronald L. Kuehn, Jr........................................        28,166
Arthur Lindenauer..........................................         5,121
Robert L. Long(3)(5).......................................       167,145
Martin B. McNamara(6)......................................        24,672
Roberto Monti..............................................             0
Donald R. Ray(3)(7)........................................       222,331
Alain Roger................................................         5,542
Kristian Siem(8)...........................................        14,853
Ian C. Strachan............................................             0
J. Michael Talbert(3)(9)...................................       439,542
All directors and executive officers as a group
 (20 persons)(3)...........................................     1,674,298

--------
(1) As of January 31, 2000, each listed individual, and all of our present directors and executive officers as a group, beneficially owned less than 1.0% of the outstanding ordinary shares.
(2) Includes options exercisable within 60 days held by Messrs. Cole (174,660), Heagney (128,074), Kinder (23,672), Kuehn (28,166), Long
    (122,180), McNamara (23,672), Ray (177,080), Siem (14,841), Talbert
    (355,460) and all directors and executive officers as a group (1,281,127).
(3) Includes:

                                                                               All directors
                                                                               and executive
                                                                               officers as a
                             Mr. Cole Mr. Heagney Mr. Long Mr. Ray Mr. Talbert     group
                             -------- ----------- -------- ------- ----------- -------------
   Shares of Restricted
    Stock (Holders may vote
    and receive dividends,
    but may not sell)......   23,480    39,841     23,114  21,854    14,152       127,393
   Shares held by Trustee
    under 401(k) plan......    7,500     5,066      2,578   2,450     1,260        22,620
   Shares held in Employee
    Stock Purchase Plan....        0       903      1,349   1,224         0         4,379

(4) Includes 40 shares held by his children.
(5) Includes 17,924 shares held in a joint account with his wife.
(6) Includes 1,000 shares held in a joint account with his wife.
(7) Includes 19,723 shares held in a joint trust account with his wife.
(8) Siem Industries, Inc. holds 1,538,720 of our ordinary shares. Mr. Siem is the Chairman and Chief Executive Officer of Siem Industries, Inc. As a result, he may be deemed a beneficial owner of those ordinary shares.
(9) Includes 68,552 shares held in a joint account with his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

  We believe all Section 16(a) reporting requirements related to our directors and executive officers were timely fulfilled during 1999 with the exception of Mr. Heagney's Form 4 for the month of February which was 10 days late. This belief is based solely on a review of the reports required to be filed under
Section 16(a) of the U.S. Securities Exchange Act of 1934 that have been furnished to us and written representations from those with filing obligations that all reports were timely filed.

                      COMPENSATION OF EXECUTIVE OFFICERS

Report of the Executive Compensation Committee

  The executive compensation committee is composed solely of nonemployee directors. It administers our executive compensation program. The committee's primary responsibility is to ensure that the executive compensation program furthers our interests and those of our shareholders.

  Our executive compensation program has three principal objectives:

  (1) to attract and retain a highly qualified and motivated management team;

  (2) to appropriately reward individual executives for their contributions to the attainment of key strategic goals; and

  (3) to link the interests of executives and shareholders through stock-based plans and performance measures.

  The committee meets with outside consultants at least annually to review and compare the level of compensation we pay or award to key executives to the compensation practices of a peer group of companies. The primary peer group used for determining compensation for key executives consists of 17 publicly held companies of comparable size in the contract drilling, related oilfield services and oil and gas industry. In comparing the level of our executive compensation to that of the peer group, the committee takes into account the relative size of companies as measured by revenues. The committee used the Simmons & Company International Oil Service Industry Index (the "Simmons Index") for comparing our total shareholder return to that of companies in the index of a certain size and based awards of stock options and restricted shares for 1999 on that comparison and the survey data.

  The key components of our executive compensation program are base salary, annual cash bonus incentives and long-term stock incentives. The committee's policies with respect to each component of the program, including the basis for the compensation of the Chief Executive Officer, are described below. The committee consults with the Chief Executive Officer in reviewing the individual performance and compensation of key executives (other than the Chief Executive Officer). The committee reviews the Chief Executive Officer's performance and compensation at least annually.

  Base Salaries. The committee annually reviews the base salaries of key executive officers and determines whether salaries should be adjusted. Any adjustments are based primarily on the executive's individual performance, responsibilities and experience and salary survey information. In general, the committee's objective is to maintain executive salaries at the size-adjusted median of the salaries for comparable executives in our peer group. Executive salaries for 1998, excluding Mr. Talbert's salary, were generally below the median level as compared to our peer group. Mr. Talbert's salary was about at the median level as compared to our peer group. Accordingly, at its salary review meeting on February 10, 1999, the committee left Mr. Talbert's salary for 1999 at $625,000. The other executives received some salary increases.

  Annual Cash Bonus Incentives. We award annual cash bonus incentive opportunities under the Performance Award and Cash Bonus Plan. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary, depends primarily upon that individual's position and responsibilities and bonus opportunities provided to comparable positions within our peer group. At the beginning of each year, the committee reviews and approves annual performance goals. Shortly after the end of the year, the committee determines the appropriate bonus payout levels based on the degree to which these goals have been achieved. The annual incentive program is designed to pay total annual cash compensation, which is salary plus bonus, above the median of our peer group when we meet substantially all of the goals established for an executive's bonus opportunity. Similarly, when the goals are not achieved, the program is intended to result in total annual cash compensation below the median of our peer group. The committee also has the discretion to award performance-based cash bonuses under our Long-Term Incentive Plan.

  The payout of an executive's 1999 bonus opportunity was to be based on the level of achievement of a company-wide financial goal, corporate goals and individual goals, as described below. The financial goal was weighted at 50%, the corporate goals at 35% and the individual goals at 15%. The committee also has discretion to make additional cash bonus awards beyond the bonus opportunity to recognize exceptional individual performance or to take account of other factors.

  The financial goal included in the 1999 bonus opportunities under our Performance Award and Cash Bonus Plan for senior executive officers other than Mr. Talbert was our 1999 earnings per share ("EPS") as compared to our budgeted EPS based on historical Transocean Offshore, Inc. results. Payout of the EPS goal was based on minimum, target and maximum levels of achievement. Mr. Talbert had no financial goal under our Performance Award and Cash Bonus Plan, but he had similar financial performance goals under our Long-Term Incentive Plan. The corporate goals for all senior executives included in the 1999 bonus opportunities included operating, marketing and strategic goals and annual goals relating to safety and customer focus programs.

  Since the merger with Sedco Forex constituted a change of control under the Performance Award and Cash Bonus Plan, the committee did not need to evaluate attainment of the goals as the plan required that a payout be made at the maximum amount assuming full performance of the objectives. The committee met in September and December 1999 to consider the impact of the change of control on the bonus payout and concluded that the plan required a payout of 137.5% of bonus opportunity. Accordingly, the committee made a corresponding adjustment to Mr. Talbert's bonus under both plans, resulting in a total bonus payment of $601,563.

  Long-Term Stock Incentives. The long-term stock incentives component of our executive compensation program is designed to align executive and shareholder interests by rewarding executives for the attainment of stock price appreciation and total shareholder return.

  As a general rule, the committee administers the long-term stock incentive program through annual grants of stock options and restricted stock to designated executive officers and other key employees. In addition, the committee may make special awards to individual executives and other key employees during the year on a discretionary basis. On February 10, 1999, the committee made stock option grants to executives, including Mr. Talbert, and stock option grants to other key employees in order to further the goal of aligning the executives' and key employees' interests with those of the shareholders and to encourage management continuity.

  The committee determines the number of stock options and restricted shares granted to each executive officer in accordance with a formula established by the committee in 1998. Each executive officer is given a grant opportunity based on the executive's individual position and compensation survey data of our peer group. The executives are granted stock options at the 50th percentile level each year subject to the Committee's discretion to grant more or fewer options based upon Company performance. Vesting of options would occur over three years. Restricted stock awards would only be made for Company performance based upon the last three years' total shareholder return ("TSR") if TSR had been above the 50th percentile. The committee determines whether or not the grant opportunity is earned by comparing our three-year weighted-average total shareholder return, calculated by considering stock price appreciation and dividends over a multiyear period, to the weighted-average total shareholder return of the companies in the Simmons Index having total capitalization of at least $200 million at the end of each year in the period and three years of earnings history. Restricted stock awards would provide long-term incentive compensation between the competitive median and 75th percentile levels directly proportional to TSR performance between the 50th and 75th percentiles.

  Based upon the above criteria, on February 10, 1999, we granted Mr. Talbert options to purchase 117,000 ordinary shares at an exercise price of $23.6875 per share, which was the fair market value of the ordinary shares at the date of the grant. Based upon the formula, the executives, including Mr. Talbert, were not awarded any restricted stock.

  Stock Ownership Guidelines. In 1993, the committee established guidelines designed to encourage our key executives to attain specified levels of stock ownership over a five-year period. Stock ownership goals are based on the value of the ordinary shares and are expressed as a multiple of the executive's base salary. During 1999, the committee reviewed the guidelines and determined that the stock ownership goals were appropriate, and that executive officers were in compliance with these guidelines.

  Limitations on Deductibility of Non-Performance Based Compensation. Section 162(m) of the U.S. Internal Revenue Code limits the tax deduction that we or our subsidiaries can take with respect to the compensation of designated executive officers, unless the compensation is "performance-based." The committee expects that all income recognized by executive officers upon the exercise of stock options granted under the Long-Term Incentive Plan will qualify as performance-based compensation. The committee also believes that all restricted stock which it has awarded to date also qualifies as performance-based.

  The committee sought and received shareholder approval for the amendment and restatement of the Long-Term Incentive Plan at the 1998 annual meeting. Under this Incentive Plan as amended and restated, the committee has the discretion to award performance-based cash compensation that qualifies under Section 162(m) of the U.S. Internal Revenue Code based on the achievement of objective performance goals. For 1999, Mr. Talbert was the only executive eligible for a performance-based cash award under the Long-Term Incentive Plan. Because of the payment made due to the change in control which occurred at the end of 1999, Mr. Talbert's bonus for 1999 may not be fully deductible. The committee may determine to award compensation that does not qualify under Section 162(m) as performance-based compensation.

  Conclusion. The committee believes that the executive compensation philosophy that we have adopted effectively serves our interests and those of our shareholders. It is the committee's intention that the pay delivered to executives be commensurate with company performance.

     Ronald L. Kuehn, Jr.                          Richard D. Kinder

  Although Alain Roger and Roberto Monti are currently members of the compensation committee, they were not members of the compensation committee during 1999.

Executive Compensation

  The table below shows the compensation of our Chief Executive Officer and four other most highly compensated executive officers (the "named executive officers") for 1997, 1998 and 1999. All share amounts and related matters in this proxy statement have been adjusted to reflect the corporate reorganization we completed in May 1999 that effected our reorganization from a Delaware corporation into a Cayman Islands corporation and a two-for-one share split effected in September 1997 in the form of a 100% share dividend. In determining who were the most highly compensated executive officers in 1999, we did not count compensation paid by Schlumberger during the year to the executives that joined us following the completion of the Sedco Forex merger on December 31, 1999. Had we counted that compensation, we could have included Jean P. Cahuzac, our Executive Vice President and President, Europe, Middle East and Africa, in the table.

                          SUMMARY COMPENSATION TABLE

                                        Annual Compensation            Long-Term Compensation Awards
                              ---------------------------------------- -----------------------------
                                                                        Restricted     Securities
   Name and Principal                                   Other Annual       Stock       Underlying         All Other
        Position         Year Salary ($) Bonus ($)(1) Compensation ($) Awards ($)(2) Options/SARs(3) Compensation ($)(4)
   ------------------    ---- ---------- ------------ ---------------- ------------- --------------- -------------------
J. Michael Talbert...... 1999  625,000     601,563            0                 0        117,000           646,903
 President and Chief     1998  598,750     640,000            0           223,938(5)      48,000            54,820
 Executive Officer       1997  507,500     325,000            0           287,500(6)      48,000            46,386

W. Dennis Heagney....... 1999  342,500     282,563            0                 0         38,900            36,061
 Executive Vice          1998  341,258     298,519            0           118,642(5)      19,600            24,790
  President              1997  297,500     152,000            0           115,000(6)      19,600            21,924
  and President,
  Asia and Americas

Jon C. Cole............. 1999  292,500     221,203            0                 0         35,000            27,098
 Executive Vice          1998  305,000     231,705            0            82,156(5)      17,600            19,759
  President,             1997  245,000     105,000            0           103,500(6)      17,600            16,974
  Marketing

Robert L. Long.......... 1999  280,000     311,750            0                 0         35,000            27,322
 Executive Vice          1998  257,500     215,978            0            78,074(5)      19,600            20,726
  President,             1997  230,000      85,000            0            97,750(6)      16,400            17,562
  Chief Financial
  Officer and Treasurer

Donald R. Ray........... 1999  250,750     189,630            0                 0         31,100            25,435
 Senior Vice President,  1998  239,500     191,001            0            53,872(5)      13,600            18,419
 Technical Services      1997  212,000      69,000            0            80,500(6)      13,600            15,417

-------
(1) The amount shown as "Bonus" for a given year includes amounts earned with respect to that year but paid in the first quarter of the following year.
(2) Represents the number of restricted shares times the market price of the shares on the date of grant. Dividends are paid on all restricted shares. As of December 31, 1999, the total number and value of restricted ordinary shares held by the named executive officers were: Mr. Talbert: 14,152 shares ($476,746); Mr. Heagney: 39,841 shares ($1,342,144); Mr. Cole:
    23,480 shares ($790,983); Mr. Long: 23,114 shares ($778,653); and Mr. Ray:
    21,854 shares ($736,207).
(3) Represents options to purchase our ordinary shares at fair market value on the date of the grants.
(4) With respect to 1999, the amounts shown as "All Other Compensation" represent the following:

                              Mr. Talbert Mr. Heagney Mr. Cole Mr. Long Mr. Ray
                              ----------- ----------- -------- -------- -------
   Matching contributions
    under the Savings Plan...    7,200       7,200      7,200    7,200   7,200
   Contributions under the
    Supplemental Benefit
    Plan.....................   25,998      11,196      7,512    6,790   5,050
   Premiums and benefits
    under the "split-dollar"
    Executive Life Insurance
    Program..................   44,905      17,665     12,386   13,332  13,185

    In connection with the waiver of certain employment agreement provisions relating to the Sedco Forex merger, Mr. Talbert received a cash payment of $568,800 and Messrs. Heagney, Cole, Long and Ray received accelerated vesting of certain restricted stock grants they received on June 4, 1993. On that date, 32,000 restricted shares were granted to Mr. Heagney and 18,000 restricted shares were granted to each of Messrs. Cole, Long and Ray. Those shares were to vest fully on or after January 8, 2011, but, in exchange for their waivers of those provisions, those shares will vest in three equal installments on December 31, 2000, December 31, 2001 and December 31, 2002. The amount received by Mr. Talbert is included in "All Other Compensation."
(5) Represents the value of the restricted shares granted on February 12, 1998, to Messrs. Talbert (10,000 shares), Heagney (4,000 shares), Cole (3,600 shares), Long (4,000 shares) and Ray (2,800 shares). Those shares were to vest in three equal installments on each anniversary of the date of the grant, commencing on the third anniversary of the date of grant, but, due to the change of control provisions, all of these shares vested as of December 31, 1999.
(6) Represents the value of the restricted shares granted on March 12, 1997, to Messrs. Talbert (10,000 shares), Heagney (4,000 shares), Cole (3,600 shares), Long (3,400 shares) and Ray (2,800 shares). Those shares were to vest in three equal installments on each anniversary of the date of the grant, commencing on the third anniversary of the date of grant, but, due to the change of control provisions, all of these shares vested as of December 31, 1999.

Options Granted

  The table below contains information with respect to options to purchase our ordinary shares granted to the named executive officers in 1999.

                           OPTION/SAR GRANTS IN 1999






                                                                             Potential
                                                                        Realizable Value at
                                       Individual Grants                  Assumed Annual
                         ----------------------------------------------  Rates of Company
                                       % of Total                           Share Price
                          Number of   Options/SARs                       Appreciation for
                          Securities   Granted to                           Option Term
                          Underlying    Company    Exercise                  (10 Years)
                         Options/SARs Employees in   Price   Expiration -------------------
          Name             Granted        1999     ($/share)  Date(1)      5%(2)    10%(2)
          ----           ------------ ------------ --------- ---------- --------- ---------
J. Michael Talbert......   117,000        8.0       23.6875    2/9/09   1,796,543 4,502,308
W. Dennis Heagney.......    38,900        2.7       23.6875    2/9/09     597,312 1,496,921
Jon C. Cole.............    35,000        2.4       23.6875    2/9/09     537,427 1,346,844
Robert L. Long..........    35,000        2.4       23.6875    2/9/09     537,427 1,346,844
Donald R. Ray...........    31,100        2.1       23.6875    2/9/09     477,543 1,196,767

--------
(1) The options are subject to termination prior to their expiration date in some cases where employment is terminated.
(2) These columns show the gains the named executives and all of our shareholders could realize if our shares appreciate at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission, not our predictions.

Aggregate Option Exercises

The following table shows information concerning options to purchase our ordinary shares the named executive officers exercised during 1999, and unexercised options they held as of December 31, 1999:

      AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUE

                                             Number of Securities
                                            Underlying Unexercised      Value of Unexercised,
                                            Options at Fiscal Year     In-the-Money Options at
                         Acquired                     End                  Fiscal Year End
                            on     Value   ------------------------- ----------------------------
          Name           Exercise Realized Exercisable Unexercisable Exercisable(1) Unexercisable
          ----           -------- -------- ----------- ------------- -------------- -------------
J. Michael Talbert......     0      $ 0      355,460          0        $3,877,116        $ 0
W. Dennis Heagney.......     0        0      128,074          0         1,176,209          0
Jon C. Cole.............     0        0      174,660          0         2,631,528          0
Robert L. Long..........     0        0      122,180          0         1,307,211          0
Donald R. Ray...........     0        0      177,080          0         3,144,202          0

--------
(1) The value of each unexercised in-the-money option or tandem SAR is equal to the difference between $33.6875, which was the closing price of our ordinary shares on December 31, 1999, and the exercise price of the option.

Defined Benefit Plans

  Our employees and officers and those of participating subsidiaries participate in our Retirement Plan. In general, we base annual retirement benefits on average covered compensation for the highest five consecutive years of the final ten years of employment. We include salaries and bonuses and some personal benefits as covered compensation under the Retirement Plan. We do not include (1) amounts relating to the grant or vesting of restricted shares, the exercise of options and SARs, and receipt of tax-offset supplemental payments with respect to options, SARs or restricted shares, or
(2) employer contributions under our Savings Plan or our Supplemental Benefit Plan.

  The maximum annual retirement benefit under our Retirement Plan is generally 60% of the participant's average covered compensation minus 19.5% of his or her covered social security earnings. However, some of our executive officers, other than Mr. Talbert, and some other employees accrued additional benefits under a previous retirement plan pursuant to the following formula (subject to partial offset for certain social security benefits): (1) 2.4% of average covered compensation, calculated as described above, for each year of service prior to January 1, 1992; plus (2) 2.0% of average covered compensation for each year of service after January 1, 1992; plus (3) when the total of
(1) plus (2) above equals 60% of average covered compensation, 1% of average covered compensation for each year of service after January 1, 1992, not included in the calculation in (2) above, up to five such additional years of service. The eligible survivors of a deceased Retirement Plan participant are entitled to a survivor's benefit under the plan. Benefits under our Retirement Plan are generally paid as life annuities.

  Eligible participants in our Retirement Plan and their eligible survivors are entitled to receive retirement and survivors benefits that would have been payable under the Retirement Plan but for the fact that benefits payable under funded pension plans are limited by federal tax laws. As a general rule, during 1999, the federal tax laws limited annual benefits under tax-qualified retirement plans to $130,000, subject to reduction in some cases, and required those plans to disregard any portion of the participant's 1999 compensation in excess of $160,000. A participant may choose to have these benefits paid either as a life annuity or in a cash lump sum upon termination of employment.

  The following table contains the benefits payable to the named executive officers under our Retirement Plan and related supplemental benefit plans as of December 31, 1999:

                          DEFINED BENEFIT PLAN TABLE

                                                                Estimated Annual
                                                                   Retirement
                                                  Current Years    Benefit at
                      Name                        of Service(1)    Age 65(2)
                      ----                        ------------- ----------------
J. Michael Talbert...............................      5.3          $411,734
W. Dennis Heagney................................     30.0           337,634
Jon C. Cole......................................     22.2           286,865
Robert L. Long...................................     23.5           260,649
Donald R. Ray....................................     27.8           238,714

--------
(1) Includes years of service with Sonat Inc.
(2) Estimated annual retirement benefit payable under the Retirement Plan and related supplemental benefit plans as a single life annuity at age 65 (based on the assumptions that the officer retires from employment with us at age 65 with average covered compensation at his retirement date equal to his 1999 covered compensation) and calculated prior to the offset for covered social security earnings.

Performance Graph

  The graph below compares the cumulative total shareholder return of (1) our ordinary shares, (2) the Standard & Poor's 500 Stock Index and (3) the Simmons Index over our last five fiscal years. The graph assumes that $100 was invested in our ordinary shares and each of the other two indices on December 31, 1994, and that all dividends were reinvested on the date of payment.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

                       Indexed Total Shareholder Return
                      December 31, 1994 -- December 31, 1999


                       [PERFORMANCE GRAPH APPEARS HERE]


                                                    December 31,
                                      -----------------------------------------
                                       1994   1995   1996   1997   1998   1999
                                      ------ ------ ------ ------ ------ ------
Transocean Sedco Forex Inc........... 100.00 254.36 357.60 552.05 308.33 389.15
S&P 500.............................. 100.00 137.58 169.17 225.61 290.09 351.13
Simmons.............................. 100.00 156.00 248.00 374.00 155.00 219.00

Compensation Upon Change of Control

  Some of our benefit plans provide for the acceleration of benefits in the event of a change of control of our company. A change of control generally includes acquisitions of beneficial ownership of 20% or more of our ordinary shares, changes in board composition and certain merger and sale transactions.

  Upon the occurrence of a change of control, all outstanding restricted shares granted under the Long-Term Incentive Plan will immediately vest and all options and SARs granted under the Long-Term Incentive Plan to outside directors or held by then-current employees will become immediately exercisable. In addition, the executive compensation committee may provide that if a SAR is exercised within 60 days of the occurrence of a change of control, the holder will receive a payment equal to the excess over the amount otherwise due of the highest price per ordinary share paid during the 60-day period prior to exercise of the SAR. The executive compensation committee also may provide that the holder is entitled to a supplemental payment on that excess. Those payments are in addition to the amount otherwise due on exercise. Also, upon the occurrence of a change of control, the participant will become vested in 100% of the maximum performance award he could have earned under our Performance Award and Cash Bonus Plan for the proportionate part of the performance period prior to the change of control and will retain the right to earn out any additional portion of his award if he remains in our employ.

  The Sedco Forex merger constituted a change of control under our Long-Term Incentive Plan and Performance Award and Cash Bonus Plan.

Chairman's Consulting Agreement

  As part of the Sedco Forex merger and as a condition to his appointment as Chairman of the Board, we entered into a consulting agreement with Victor E. Grijalva. The consulting agreement contains the following material terms:

  . we will nominate Mr. Grijalva to the board of directors to serve as Chairman until his 65th birthday, at which time he will tender his resignation for action by the board of directors;

  . until the time of his resignation, Mr. Grijalva will provide consulting services to us, as an independent contractor, with regard to long-range planning, strategic direction and integration and rationalization matters;

  . we will pay Mr. Grijalva $400,000 per year;

  . we will indemnify Mr. Grijalva in connection with the services he provides to the fullest extent available under our articles of association; and

  . Mr. Grijalva will be entitled to the non-cash compensation and benefits we provide to non-employee directors.

Employment Agreements

  We are party to employment agreements with some of our executive officers, including Messrs. Talbert, Cole, Heagney, Long and Ray, that were entered into prior to the Sedco Forex merger. The agreements provide that the occurrence of a change in control triggers provisions that generally guarantee a minimum salary and bonus for a period of three years following the change of control. These provisions were triggered by the Sedco Forex merger and would not be applicable upon a subsequent change of control.

  The agreements also provide that if the executive officer's employment is terminated within three years after a change of control (i.e., the date of the merger) in one of the following circumstances: (1) by us for reasons other than death, disability or "cause" (as defined); (2) by the executive officer for "good reason," which includes a diminution of responsibilities or compensation; or (3) by a voluntary determination of the executive officer to leave during the 30-day period immediately following the first anniversary of the change of control; then the executive officer will receive: (a) his annual base salary through the termination date to the extent not theretofore paid and the prorated portion of his highest bonus paid either during the last three years before the change of control or for the last completed fiscal year after the change of control (the "highest bonus"); (b) a lump-sum payment equal to three times the sum of his highest bonus and his annual base salary, based on the highest monthly salary paid in the twelve months prior to the change of control; (c) health and welfare benefits to him and his family for a three-year period; and (d) a lump sum amount equal to the excess of (1) the actuarial equivalent of the benefit under our Retirement Plan and Supplemental Retirement Plan had the executive's employment continued for three years after termination, over (2) the actuarial equivalent of the executive's actual benefit under those plans. In consideration of cash payments or, in some cases, elimination of some restrictions on vesting of certain restricted stock grants, each of the executive officers that were a party to these agreements waived a guarantee of a minimum bonus that would otherwise have been triggered under the agreements.

  The agreements also provide that in the event the payments called for under the agreement would subject the executive to an excise tax under Section 4999 of the U.S. Internal Revenue Code, the executive will be entitled to receive an additional "gross-up" payment in some circumstances. If the named executive officers had terminated their employment on January 31, 2000, in a manner entitling them to benefits under the Employment Agreements, they would have received amounts approximately equal to the following lump-sum cash payments, excluding any gross-up payments:

      Mr. Talbert:................................................... $4,360,298
      Mr. Heagney:................................................... $2,307,967
      Mr. Cole:...................................................... $1,886,868
      Mr. Long:...................................................... $1,907,866
      Mr. Ray:....................................................... $1,741,620

Compensation Committee Interlocks and Insider Participation

  The members of the executive compensation committee of the board of directors are Mr. Kuehn, Chairman, and Messrs. Kinder, Monti and Roger. There are no matters relating to interlocks or insider participation that we are required to report.

                             SELECTION OF AUDITOR

  We have selected Ernst & Young LLP as our auditor for the 2000 calendar year. Ernst & Young LLP served as our auditor for the 1999 calendar year. A representative of Ernst & Young LLP is expected to be present at the annual general meeting with the opportunity to make a statement if so desired and to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

  Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2001 annual general meeting, your proposals must be received at our principal executive offices, 4 Greenway Plaza, Houston, Texas 77046, by no later than December 9, 2000. However, if the date of the 2001 annual general meeting changes by more than 30 days from the date of the 2000 annual general meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

  Shareholder Proposals and Nominations for Directors to Be Presented at Meetings. If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in our articles of association. Our articles of association provide generally that, if you desire to propose any business at an annual general meeting, you must give us written notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after that anniversary date, the deadline is the close of business on the tenth day after we publicly disclose the meeting date. The deadline under our articles of association for submitting proposals will be February 11, 2001 for the 2001 annual general meeting unless it is more than 30 days before or after the anniversary of the 2000 annual general meeting. Your notice must set forth:

  . a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting;

  . your name and address;

  . a representation that you are a holder of record of our ordinary shares entitled to vote at the meeting, or if the record date for the meeting is subsequent to the date required for shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting, and, in either case, intend to appear in person or by proxy at the meeting to propose that business; and

  . any material interest you have in the business.

  If you desire to nominate directors at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors at an extraordinary general meeting at which the board of directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice must set forth:

  . your name and address and the name and address of the person or persons to be nominated;

  . a representation that you are a holder of record of our ordinary shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

  . a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

  . a description of all arrangements or understandings between you and each nominee you proposed and any other person or persons under which the nomination or nominations are to be made by you;

  . any other information regarding each nominee you proposed that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

  . the consent of each nominee to serve as a director if so elected.

  The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures.

  You may obtain a copy of our articles of association, in which these procedures are set forth, upon written request to Eric B. Brown, Secretary, Transocean Sedco Forex Inc., 4 Greenway Plaza, Houston, Texas 77046.

                          TRANSOCEAN SEDCO FOREX INC.
                               4 GREENWAY PLAZA
                             HOUSTON, TEXAS 77046
                                     PROXY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, revoking any proxy heretofore given in connection with the Annual General Meeting described below, hereby appoints J. Michael Talbert, Robert L. Long and Eric B. Brown, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Transocean Sedco Forex Inc. to be held on May 11, 2000, and at the adjournment thereof, and to vote all ordinary shares that the undersigned would be entitled to vote if personally present as follows:

     The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

(Continued, and to be signed and dated on the reverse side)

                                        TRANSOCEAN SEDCO FOREX INC.
                                        P.O. BOX 11116
                                        NEW YORK, N.Y. 10203-0116

[_]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES".

Item 1. Election of Directors

   Nominees for the Board of Directors: Victor E. Grijalva, Arthur Lindenauer,
                                        Kristian Siem and J. Michael Talbert

   [_] FOR all nominees listed

   [_] WITHHOLD AUTHORITY to vote for all nominees listed

   [_] FOR all nominees listed, except vote withheld for the following nominee(s):
                    -----------------------------------------------

Item 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting.

                                                Change of Address and/or
                                                Comments Mark Here [_]

                                        Date
                                            ------------------------------

                                            ------------------------------
                                                       Signature

                                            ------------------------------
                                                       Signature

                                            Sign exactly as name appears hereon.
                                            (If shares are held by joint
                                            tenants, both should sign. If
                                            signing as Attorney, Executor,
                                            Administrator, Trustee or Guardian,
                                            please give your title as such. If
                                            the signer is a corporation, please
                                            sign in the full corporate name by
                                            duly authorized officer.)


                                            VOTES MUST BE INDICATED (X) IN
                                            BLACK OR BLUE INK.  [X}

(PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)